EXHIBIT 99.1

TRxADE GROUP, INC.

Expands its Board of Directors with Appointment of Independent Director

TAMPA, FL – (December 23th 2014) – Trxade Group, Inc., (OTCBB: TRXD) a web-based pharmaceutical marketplace engaged in promoting and enabling trade among independent pharmacies and large pharmaceutical suppliers nationally, announced today the appointment of Donald V Almeida to the Company's Board of Directors. With these additions, the Trxade Group Board now comprises five directors; three of them are independent.

"We welcome Mr. Almeida to the Board of Directors and look forward to working with him to build shareholder value," said Suren Ajjarapu, Chairman of the Board. "We are committed to fostering long-term growth and we believe we have the resources and leadership in place to achieve this goal. We also believe that Trxade Group will benefit from having access to Donald's expertise and are excited about this new relationship."

"Trxade Group is a leader in Pharmaceutical Trading platforms with innovative, market-leading technologies, and the Company is well-positioned to take advantage of multiple opportunities," said Donald Fell, Chairman of Nomination Committee. "As members of the Board, Mr. Almeida will work with the other directors and the management team to enhance the value of the Company for all shareholders. Our record shows that our involvement on boards has often created meaningful value for all shareholders. We hope this will continue with Trxade Group."

Mr. Fell added, "Given his experience and deep knowledge in international space, I believe that Mr. Almeida will be an extremely valuable resource to the Company going forward."

About Donald V Almeida:

Donald Almeida was the Vice Chairman Clients and Markets for PwC (July 2013), an appointment he took on 1 July 2008. In this role he was responsible for PwC's global clients, markets and industries.

Don has also been client service vice chairman for the U.S. firm, managing partner for several U.S. industry groups including technology, infocom and entertainment & media. In addition to these management roles, he has served as a member of the US Board of Partners and the PwC Global Board of Partners, both 18-member governance bodies.

Don has 40 years of experience principally with large multinational companies and market facing leadership roles. He also has extensive international experience in particular Brazil, India, China, Japan and most of Europe including a 3 year tour in Italy.

Don has directly served IBM, Avis, Axel Johnson, CBS, Ciena, Cisco, Concert Communications, Corning, Dell, Gateway, Imagistics International, IMS Health, Interpublic Group, Lexmark, Maxtor, Nokia, Pitney Bowes, Qualcomm, Siemens, Thomson Reuters, 3M, USA Interactive, Viacom and Xerox.

Don is currently a trustee of Fordham University and on the boards of WellDoc and Apostherapy and the advisory board member of Talent Box.

He is also a member of the Fordham Business Schools Advisory Board and the Fordham President’s Council and the board of the Boy Scouts of America for Westchester/Putnam County in NY and previously Fairfield County in Connecticut.

He is a member of the American Institute of Certified Public Accountants and is licensed in New York, and Connecticut.

Don has a BS degree in Accounting from Fordham University. He, his wife Gail, and his two children live in Armonk, NY.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. is a web based market platform that enables trade among healthcare buyers and sellers of pharmaceuticals, accessories and services. Please visit us at http://www.trxadegroup.com/

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Except as may be required by applicable law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact: Carol Lucas (800) 261-0281 carol@trxade.com	Investor and Analyst Contact: Howard Doss (941) 228-0162 hdoss@trxade.com	Investor Relations: Capital Group Communications Mark Bernhard (415) 332-7200 Ext. 222 mark@cgcone.com